UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 19, 2023, Agrify Corporation (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on the Nasdaq Stock Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days during this 180-day compliance period, unless the Staff exercises its discretion to extend the minimum trading day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G). The compliance period for the Company will expire on July 18, 2023.

In the event that the Company does not regain compliance within the 180-day compliance period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Requirement, and provide written notice to the Staff of its intention to cure the deficiency during the second compliance period. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, the Staff could provide notice that the Company’s common stock will become subject to delisting. In the event the Company receives notice that its common stock is being delisted, the Nasdaq Listing Rules permit the Company to appeal any such delisting determination by the Staff to a Hearings Panel.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or that the Company will otherwise remain in compliance with the other listing standards for the Nasdaq Stock Market.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2023, the Company’s Board of Directors appointed Timothy Hayden as the Company’s Interim Chief Financial Officer, and Mr. Hayden will assume the role of the Company’s principal financial and accounting officer, in each case effective as of March 1, 2023.

Mr. Hayden, age 44, served as the Company’s Senior Vice President of Corporate Development since July 2022, and his role later expanded to become Chief Revenue Officer. During his career, Mr. Hayden, who is a Certified Public Accountant and Chartered Accountant in Ontario, Canada, has amassed 20 years of broad experience across corporate finance, business development, operations, and M&A. Prior to joining Agrify, Mr. Hayden served in several roles at Vivo Cannabis Inc., a Canadian licensed cannabis producer, serving as Vice President of Corporate Development from August 2019 to August 2020, Chief Business Development Officer from August 2020 to November 2020 and Chief Operating Officer from November 2020 to May 2022. From January 2017 to August 2019, Mr. Hayden served as M&A Senior Manager at Deloitte Canada, and from November 2015 through January 2017, he served as Corporate Finance Manager – Deal Advisory for the healthcare and public sector at KPMG UK LLP. Mr. Hayden’s previous experience includes positions at BDO UK LLP, National Health Service Improvement, HDI Group and Deloitte South Africa. Mr. Hayden received a B.A. in Accounting from Rhodes University.

On July 25, 2022, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Hayden. Pursuant to the terms of the Employment Agreement, Mr. Hayden receives an annual base salary of $225,000 and be eligible to participate in all employee benefit programs sponsored by the Company. Mr. Hayden will also be eligible to receive a discretionary performance-based bonus of up to $75,000 with respect to each fiscal year of the Company, based on the mutually agreed upon goals that will be set by the compensation committee of the Board, and was previously issued 7,500 restricted stock units that will vest in three equal installments on the one-year, two-year and three-year anniversaries of grant. If Mr. Hayden’s employment with the Company is terminated for any reason, he will be entitled to (i) his annual base salary through the termination date, (ii) any accrued unused paid time off, (iii) any vested benefit due and owing under any employee benefit plan and (iv) any unreimbursed business expenses. If Mr. Hayden’s employment is terminated by the Company without Cause or by Mr. Hayden for Good Reason (as such terms are defined in the Employment Agreement), he will also be entitled to receive his base salary for a period of six months and continued participation in the Company’s group health insurance benefits for a period of six months.

There is no family relationship between Mr. Hayden and any director or executive officer of the Company. There are no transactions between Mr. Hayden and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing summary of the material terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 23, 2023, the Company issued a press release announcing recently implemented cost efficiency measures, enhanced sales initiatives and leadership appointments. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1#	Employment Agreement by and between Agrify Corporation and Timothy Hayden, dated as of July 25, 2022.
99.1	Press Release of Agrify Corporation dated January 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: January 24, 2023	By:	/s/ Raymond N. Chang
Raymond N. Chang
Chief Executive Officer

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